SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)    February 3, 2009

MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

The information set forth below under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership

On February 6, 2009, MRU Holdings, Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York (the “Court”) (Case Number 09-10530), seeking relief under Chapter 7 of Title 11 of the United States Code.  As a result of this bankruptcy filing, the Company has suspended business operations.  The Company expects that the Court will promptly appoint a bankruptcy trustee.

In accordance with no-action letters issued by the Securities and Exchange Commission (see, Paiute Oil and Mining Corp., Securities and Exchange Commission No-Action Letter, January 22, 1987), the Company expects that it will cease to file reports under the Securities Exchange Act of 1934, as amended.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or anObligation under and Off-Balance Sheet Arrangement

On February 3, 2009, the Company, and each of the following subsidiaries of the Company: Goto College Holdings Inc., Embark Corp., Embark Online, Inc., iempower, Inc., MRU Originations, Inc., MRU Universal Guaranty Agency, Inc. (collectively, the “Subsidiaries”), received a written acceleration notice (the “Notice”) from Longview Marquis Master Fund, L.P. with respect to all amounts payable, to be due and payable immediately under the 12% senior secured notes issued by the Company on October 19, 2007 in a private placement transaction, in an aggregate original principal amount of $11,200,000 (the “Senior Secured Notes”).  The Senior Secured Notes were sold to Longview Marquis (including as successor to The Longview Fund, L.P., under the Purchase Agreement (as defined below), “Buyer”) pursuant to the terms of a securities purchase agreement, dated as of October 19, 2007, by and among the Company and the Buyer (the “Purchase Agreement”).

As previously disclosed, on January 9, 2009, the Company entered into a Fourth Amendment agreement (the “Fourth Amendment”) with respect to its Senior Secured Notes.  The Fourth Amendment was made by and among the Company, the Subsidiaries, the Buyer and Viking Asset Management, LLC (“Viking”), a California limited liability company, in its capacity as collateral agent for the benefit of Buyer (in such capacity, the “Collateral Agent”). Among other things, the Fourth  Amendment amended certain provisions of the Purchase Agreement including the covenant with respect to the amount of the Company’s indebtedness as it relates to payables.  The covenant was amended to extend the date by which the Company’s receivables were required to decrease to $5,000,000 until January 21, 2009 (“Accounts Payable Decrease Date”).  On January 21, 2009, the parties agreed to extend the Accounts Payable Decrease Date until January 22, 2009 and, on January 23, 2008 the parties further agreed to extend the Accounts Payable Decrease Date until January 28, 2009, in each case subject to all the other same terms and conditions as set forth in the Fourth Amendment.

The Company did not decrease its receivables to $5,000,000 by January 28, 2009.  The Notice stated that this failure to decrease the payables had resulted in both a breach of Section 5(g) of the Purchase Agreement and an event of default under Section 8(a)(ix) of each Senior Secured Note.  Pursuant to Section 8(b) of each Senior Secured Note, all unpaid amounts (an aggregate of $11,317,830.14 as of February 6, 2009) will bear interest at 17% per annum.  The interest that is due for each day such amounts remain unpaid is $5,271.32.

The Subsidiaries also received written notice from the Buyer of its current intention to not exercise any of its respective rights, powers and remedies against the Subsidiaries under the guaranty given to Viking, as collateral agent for the benefit of the Buyer, in connection with the Purchase Agreement by each of the Subsidiaries.  However, the Notice states that the Buyer reserves its rights, powers and remedies with respect to future actions.

Under each of the eleven (11) subordinated promissory notes issued by the Company in July 2008 to eleven non-affiliated investors (collectively, the “Subordinated Debt”), the non-payment of the principal of the Senior Secured Notes due to the acceleration on February 3, 2009 described above constitutes an event of default under Section 5(a) of each of the subordinated promissory notes that constitute the Subordinated Debt.  As a result of the events of default under the Subordinated Debt, the entire outstanding principal amounts and all accrued unpaid interest on the Subordinated Debt accelerate automatically, becoming due and payable immediately, and each holder to the Subordinated Debt may take any action available to it at law or in equity to collect and otherwise enforce such rights.  The aggregate amount due (as of February 6, 2009) as a result of the acceleration of the Subordinated Debt (including for each subordinated promissory note both outstanding principal and accrued interest payable) is $22,475,939.46.

The bankruptcy petition filed by the Company resulted in an event of default under Section 7.01(g) of the Amended and Restated Master Loan Agreement, dated as of February 1, 2007, as amended (the “Loan Agreement”), by and between MRU Funding SPV Inc. (“MRUF”), a subsidiary of the Company, and Merrill Lynch Bank USA (“MLBU”).  Pursuant to Section 8(a) of the Loan Agreement, the principal amount of the loans outstanding under the related note become immediately due and payable along with all interest, fees and expenses which have accrued under the Loan Agreement.  As of February 6, 2009, the aggregate amount outstanding is $34,170,636.82, plus accrued interest thereon.  In addition, as a result of the event of default under the Loan Agreement, MLBU may exercise certain additional rights, including amongst others,  the right of MLBU to obtain physical possession of all files of MRUF relating to the collateral, the right to payment of all reasonable legal or other expenses, damages or any other losses resulting from the event of default and the exercise of all rights available to MLBU under any other agreement or applicable law.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers

(b) Effective February 6, 2009, Edwin J. McGuinn, Michael M. Brown, Andrew Mathieson, Raza Khan and Vishal Garg resigned from their respective positions as members of the Board of Directors of MRU Holdings, Inc.  In addition, effective February 6, 2009, Edwin J. McGuinn, Chairman and Chief Executive Officer, Raza Khan, Co-President, Vishal Garg, Co-President, John P. Derham, its Chief Marketing Officer, and Jonathan Coblentz, its Chief Financial Officer and Treasurer, resigned from their respective positions as officers of the Company.

(e) As a result of the voluntary bankruptcy petition under Chapter 7 of Title 11 of the United States Code filed by the Company on February 6, 2009, the Company terminated the employment of all of its employees, including Edwin J. McGuinn, Raza Khan, and Vishal Garg.  Such termination were without “cause” as defined in the employment agreement of each of Messrs. McGuinn, Khan and Garg.  Pursuant to Mr. McGuinn’s employment agreement with the Company, dated September 27, 2007, as amended, if Mr. McGuinn’s employment is terminated without cause he becomes entitled to his base salary (including guaranteed annual ten percent increases), guaranteed annual bonus, continued health and benefits coverage and the value of unused vacation days accrued from January 1, 2009 until the expiration date of his employment agreement, plus one year of severance pay, in addition to any earned but unpaid base salary, unpaid pro rata annual bonus.  The aggregate amount Mr. McGuinn is entitled to based on the termination of his employment without cause is $545,383.70.  Pursuant to each of Mr. Khan’s and Mr. Garg’s employment agreements with the Company, dated April 1, 2004, as amended, if Mr. Khan’s or Mr. Garg’s employment are terminated without cause each will be entitled to any earned but unpaid base salary, unpaid pro rata annual bonus and the value of unused vacation days accrued from December 11, 2008 through their last day of employment with the Company, their base salary (including guaranteed annual ten percent increases), guaranteed annual bonus, continued health and benefits coverage, plus one year of severance pay. Mr. Khan and Mr. Garg are each entitled to an aggregate amount of $319,965.14 based on the termination of their employment without cause.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release dated February 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

February 6, 2009	By:	/s/ Jonathan Coblentz
Name: Jonathan Coblentz
Title: Chief Financial Officer and Treasurer